UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2026

Westrock Coffee Company

(Exact name of registrant as specified in its charter)

Delaware	001-41485	80-0977200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Road, 4th Floor

Little Rock, AR 72212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (501) 918-9358

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Westrock Coffee Company (the “Company”) was held virtually on June 5, 2026, at 8:00 a.m. (Central Time) at www.virtualshareholdermeeting.com/WEST2026. During the Annual Meeting, the Company’s stockholders voted on two proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 23, 2026. The voting results for each of the proposals are set forth below.

1.	Election of Directors. The four Class I director nominees named in the Proxy Statement were elected to the Company’s Board of Directors for one-year terms expiring at the 2027 annual meeting of stockholders by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Mark A. Edmunds	90,920,385	4,310,215	154,150	10,275,970
Joe T. Ford	90,430,336	4,945,279	9,135	10,275,970
Kenneth M. Parent	93,526,065	1,843,362	15,323	10,275,970
Oluwatoyin Umesiri	90,394,354	4,820,981	169,415	10,275,970

2.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accountant. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2026, by the following votes:

Votes For	Votes Against	Votes Abstained
103,048,722	2,549,953	62,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
Name:	Robert P. McKinney
Title:	Chief Legal Officer and Corporate Secretary

Dated: June 5, 2026